UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On May 9, 2017, the Board of Directors (the “Board”) of Proofpoint, Inc. (the “Company”) appointed Richard P. Wallace to the Board.  Mr. Wallace will serve as a Class I director whose current term will expire at the Company’s 2019 annual meeting of the stockholders.  The Board also approved Mr. Wallace’s appointment to the Compensation Committee.

There is no arrangement or understanding with any person pursuant to which Mr. Wallace was appointed as a member of the Board.

Mr. Wallace is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as a director, Mr. Wallace will receive an initial restricted stock unit grant under the Company’s 2012 Equity Incentive Plan for 209 shares of the Company’s common stock (the “RSU Grant”). The RSU Grant will vest on May 31, 2017, subject to Mr. Wallace’s continued service to the Company through such date.  The RSU Grant will accelerate and vest in full in the event of a change in control of the Company.  Mr. Wallace will also receive other standard non-employee director cash and equity compensation pursuant to the Company’s non-employee director compensation policy (including the annual grant to directors after our annual meeting scheduled for June 1, 2017).

In addition to the compensation that Mr. Wallace will receive in connection with his appointment as a member of the Board, the Company intends to enter into a standard form of indemnity agreement with Mr. Wallace. The indemnity agreement, among other things, would require the Company to indemnify Mr. Wallace for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company’s directors, or any of the Company’s subsidiaries or any other company or enterprise to which he provides services at the Company’s request. A form of the indemnity agreement was previously filed by the Company as Exhibit 10.01 to the Company’s Registration Statement on Form S-1/A (File No. 333-178479), as filed with the Securities and Exchange Commission on April 9, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: May 11, 2017	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer

3